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As filed with the Securities and Exchange Commission on August 26, 2002

Registration No. 333-98127

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE
AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

GUITAR CENTER, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	95-4600862 (I.R.S. Employer Identification Number)

5795 Lindero Canyon Road
Westlake Village, California 91362
(818) 735-8800
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Bruce Ross
Executive Vice President and Chief Financial Officer
Guitar Center, Inc.
5795 Lindero Canyon Road
Westlake Village, California 91362
(818) 735-8800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Anthony J. Richmond, Esq.
Latham & Watkins
135 Commonwealth Drive
Menlo Park, California 94025
(650) 328-4600

        If the only securities being registered on this Form are pursuant to dividend or interest reinvestment plans, please check the following box. ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

 DEREGISTRATION OF SALE OF UNISSUED SHARES OF COMMON STOCK

        Pursuant to its Registration Statement on Form S-3 (Registration No. 333-98127), Guitar Center, Inc. registered the sale by specified selling stockholders of up to 150,000 shares of common stock, par value $0.01 per share, issuable to such selling stockholders in connection with Guitar Center's acquisition of M&M Music, Ltd. in June 2002. The precise number of shares issuable to the selling stockholders was based on a trailing average price for the common stock for a specified period prior to the effective date of the registration statement. The registration statement was declared effective on August 16, 2002, and the maximum number of shares issuable to the selling stockholders is 144,962 shares. Guitar Center hereby deregisters the sale of 5,038 shares of common stock.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westlake Village, California, on August 26, 2002.

GUITAR CENTER, INC.

By	/s/ LARRY THOMAS Larry Thomas Chairman and Co-Chief Executive Officer

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ LARRY THOMAS Larry Thomas	Co-Chief Executive Officer and Chairman of the Board	August 26, 2002
/s/ MARTY ALBERTSON Marty Albertson	Co-Chief Executive Officer, President and Director	August 26, 2002
/s/ BRUCE ROSS Bruce Ross	Executive Vice President, Chief Financial Officer (Principal Financial Officer)	August 26, 2002
/s/ ERICK MASON Erick Mason	Senior Vice President, Finance and Operations (Principal Accounting Officer)	August 26, 2002
* Robert Eastman	Chief Executive Officer, Musician's Friend, Inc., Director	August 26, 2002
* David Ferguson	Director	August 26, 2002
Harvey Kibel	Director
Larry Livingston	Director

* George Mrkonic	Director	August 26, 2002
* Peter Starrett	Director	August 26, 2002
* Jeffrey Walker	Director	August 26, 2002
*By:	/s/ BRUCE ROSS Bruce Ross Attorney-in-Fact

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DEREGISTRATION OF SALE OF UNISSUED SHARES OF COMMON STOCK
SIGNATURES